                                                                    EXHIBIT 10.4

                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated February 2, 2003, is by and among Plains Exploration & Production Company, an Delaware corporation (the "Company"), EnCap Energy Capital Fund III, L.P., EnCap Energy Acquisition III-B, Inc., BOCP Energy Partners, L.P., ECIC Corporation and EnCap Investments L.L.C. (together with permitted assigns, the "Holders").

     WHEREAS, pursuant to the Merger Agreement (the "Merger Agreement") dated as of the date hereof among the Company, 3Tec Energy Corporation, a Delaware corporation, and PXP Gulf Coast, Inc., a Delaware corporation, the Holders will receive, at the Effective Time (as defined in the Merger Agreement), shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"); and

     WHEREAS, in connection with the Merger Agreement, the Company has agreed to grant to each Holder certain registration rights set forth below.

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Holder and the Company, the parties hereto agree as follows:

                                   SECTION 1.

                                   DEFINITIONS

     1.1  Specific Definitions.

     The  following capitalized terms shall have the indicated meanings:

     "Affiliate" is defined in Rule 12b-2 under the Exchange Act.

     "Agreement" is defined in the preamble hereto.

     "Common Stock" is defined in the preamble.

     "Company" is defined in the preamble.

     "Company Registration" is defined in Section 3.1.

     "Effective Time" is defined in the Merger Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Holders" is defined in the preamble (subject, however, to Section 10.2).

     "Indemnified Party" is defined in Section 7.3.

     "Indemnifying Party" is defined in Section 7.3.

     "Inspectors" is defined in Section 4.1(l).

     "Loss" or "Losses" is defined in Section 7.1.

     "Merger Agreement" is defined in the recitals.

     "person" means any business entity (including a corporation, partnership (limited or general), limited liability company or business trust) or a natural person.

     Prospectus" is defined in Section 7.1.

     "register" "registered" and "registration" and words of similar import refer to a registration effected by preparing and filing with the SEC a registration statement in compliance with the Securities Act, and the declaration and ordering by the SEC of effectiveness of such registration statement or document.

     "Registrable Stock" means (i) any Common Stock held by any Holder or its permitted assigns as of the Effective Time and (ii) any Common Stock held by a Holder of a Substitute Warrant upon exercise after the Effective Time, in whole or in part, of the Substitute Warrant issued to such Holder pursuant to the Merger Agreement, and any securities issued or issuable in respect of any Registrable Stock by way of any stock split or stock dividend or in connection with any combination of shares, recapitalization, merger, consolidation, reorganization or otherwise.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Substitute Warrant" is defined in the Merger Agreement.

                                   SECTION 2.
                               REGISTRATION RIGHTS

     2.1  Demand Registration Rights.


          (a) After the Effective Time, upon receipt of a written request from a Holder to register under the Securities Act (whether for purposes of a public offering, an exchange offer or otherwise) all or part of the Registrable Stock held by such Holder, as the case may be, the Company shall as expeditiously as reasonably possible (but in any event not later than 30 days after receipt of such request) prepare and file, and use its best efforts to cause to become effective as soon thereafter as practicable, a registration statement under the Securities Act to effect the offering of such Registrable Stock in the manner specified in such request.

     (b) The Holder, shall be entitled to select and retain one or more investment bankers or managers reasonably acceptable to the Company in connection with any underwritten offerings made pursuant to this Section 2.1.

          (c) Subject to the terms and conditions set forth in Section 2.2, any Holder may request the Company to register Registrable Stock under the Securities Act pursuant to this Section 2.1 at any time and from time to time; provided, however, that the Holders may not request the Company to register Registrable Stock pursuant to this Section 2.1 more than once in any 270-day period.

     2.2  Terms And Conditions Of Demand Registration Rights.

     Notwithstanding anything to the contrary contained elsewhere herein, the registration rights granted to the Holders in Section 2.1 are expressly subject to the following terms and conditions:

          (a) The Holders, collectively, shall only be entitled (i) to two requests to register Registrable Stock under the terms of Section 2.1, and (ii) to commence requests after the Effective Time. A "request" as it is used in this
Section 2.2(a) shall be deemed to have occurred only upon completion of a requested registration and the subsequent sale of Registrable Stock.

          (b) In no event shall the Registrable Stock to be offered under a registration statement prepared and filed pursuant to Section 2.1 constitute less than (i) 4% of the then outstanding shares of Common Stock, or (ii) if the number of shares of Registrable Stock constitutes less than 4% of the then outstanding shares of Common Stock, then all of such Holders remaining shares of Registrable Stock. For purposes of meeting the 4% threshold in (i) above, the Holders may aggregate their shares of Registrable Stock to be included therein.

          (c) If at any time or from time to time a Holder requests registration of any of its Registrable Stock in accordance with Section 2.1, the Company shall give the other Holders prompt written notice of the proposed registration and shall include in such registration on the same terms and conditions as the other Registrable Stock included in such registration such number of shares of Registrable Stock as the other Holders shall request within ten business days after the giving of such notice. If the managing underwriter or underwriters of a proposed offering for which securities of more than one Holder are included pursuant to this Section 2.2(c) advise the Company in writing that in its or their good faith judgment the total amount of securities to be included in such offering is sufficiently large to jeopardize the success of such offering, then the securities to be included in such offering shall be allocated pro rata among each Holder participating in the offering based upon the number of shares of Registrable Stock requested to be included in such registration by each such Holder.

          (d) The Company shall be entitled to defer for a reasonable period of time, but not in excess of 135 days in any 365 day period, or any 90 consecutive day period, the filing of any registration statement otherwise required to be prepared and filed by it under Section 2.1 if the Company notifies the requesting Holder(s), within five business days after such Holder requested the registration under Section 2.1, that the Company (i) is at such time conducting or about to conduct an underwritten public offering of its securities for its own account and the Company's Board of Directors determines in good faith that such offering would be materially adversely affected by such registration requested by such Holder(s) or (ii) would, in the opinion of its counsel, be required to disclose in such registration statement information not otherwise then required by law to be publicly disclosed and, in the good faith judgment of the Company's

Board of Directors, such disclosure might adversely affect any material business transaction or negotiation in which the Company is then engaged. If the Company elects to defer the filing of a registration statement pursuant to this Section 2.2(c), the requesting Holder(s) may withdraw its request, in writing, during the time of such deferral and such request shall not be counted toward the limit set forth in Section 2.2(a).

          (e) No Holder shall exercise its rights pursuant to Section 2.1 during the 60-day period immediately following the effective date of any registration statement filed by the Company under the Securities Act (other than on Form S-8 or another similar form) in respect of an offering or sale of Common Stock by or on behalf of the Company or any other stockholder of the Company.

          (f) Notwithstanding any other provision of this Agreement, the Holders may not effect a continuous offering of securities on a "shelf registration statement" hereunder.

                                   SECTION 3.
                          PIGGYBACK REGISTRATION RIGHTS

     3.1 Piggyback Registration Rights. If at any time or from time to time the Company shall propose to register any Common Stock for public sale under the Securities Act (for its own account or for the account of any other person) pursuant to an underwritten offering (a "Company Registration"), the Company shall give each Holder prompt written notice of the proposed registration and shall include in such registration on the same terms and conditions as the other securities included in such registration such number of shares of Registrable Stock as any Holder shall request within ten business days after the giving of such notice; provided, however, that the Company may at any time prior to the effectiveness of any such registration statement, in its sole discretion and without the consent of Holders, abandon the proposed offering in which a Holder had requested to participate (provided that the Company gives each Holder prompt notice of such decision); and provided further that any Holder shall be entitled to withdraw any or all of its shares of Registrable Stock to be included in a registration statement under this Section 3.1 at any time prior to the date on which the registration statement with respect to such shares of Registrable Stock is declared effective by the SEC. The Company shall be entitled to select the investment bankers and/or managers, if any, to be retained in connection with any registration referred to in this Section 3.1.

     3.2  Restrictions On Piggyback Registration Rights.

     Notwithstanding anything to the contrary contained elsewhere herein, the registration rights granted to Holders in Section 3.1 are expressly subject to the following terms and conditions:

          (a) The Company shall not be obligated to include shares of Registrable Stock in an offering as contemplated by Section 3.1 if the Company is advised in writing by the managing underwriter or underwriters of such offering (with a copy to each Holder), that the success of such offering would in its or their good faith judgment be jeopardized by such inclusion (after consideration of all relevant factors, including without limitation, the impact of any delay caused by including such shares); provided, however, that the Company shall in any case be obligated to include such number of shares of Registrable Stock in such offering, if any, as such underwriter or underwriters shall determine will not jeopardize the success of such offering.

          (b) The Company shall not be obligated to include any shares of Registrable Stock in any registration by the Company of any Common Stock in connection with any merger, acquisition, exchange offer, or any other business combination, including any transaction within the scope of Rule 145 under the Securities Act, subscription offer, dividend reinvestment plan or stock option or other director or employee incentive or benefit plan.

          (c) The Company shall use all commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Stock requested to be included in a registration of Common Stock, pursuant to this Section 3 to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, the Company shall not be required to include any Holder's Registrable Stock in such offering unless such Holder accepts the terms of the underwriting agreement between the Company and the managing underwriter or underwriters and otherwise complies with Section 7. If the managing underwriter or underwriters of a proposed underwritten offering advise the Company in writing that in its or their good faith judgment the total amount of securities, including securities requested to be included in a registration of Common Stock, pursuant to this Section 3 and other similar securities, to be included in such offering is sufficiently large to jeopardize the success of such offering, then in such event the securities to be included in such offering shall be allocated first to the Company and then, to the extent that any additional securities can, in the good faith judgment of such managing underwriter or underwriters, be sold without creating any such jeopardy to the success of such offering, pro rata among each holder of Common Stock participating in the offering based upon the number of shares of Common Stock requested to be included in such registration by each such holder.

          (d) If some but less than all of a Holder's shares of Registrable Stock are included in an offering contemplated by a registration statement pursuant to this Section 3, such Holder shall execute one or more "lockup" letters, in customary form, setting forth an agreement by such Holder not to offer for sale, sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exchangeable into or exercisable for any shares of Common Stock, for a period of 180 days from the date such offering commences; provided, however, that if the period of any such "lockup" applicable to the Company with respect to any such registration statement shall be less than 180 days, then the period of time applicable to each Holder shall be such lesser period of time.

                                   SECTION 4.
                                    COVENANTS

     4.1  Covenants Of The Company.

     In connection with any offering of shares of Registrable Stock pursuant to this Agreement, the Company shall:

          (a) Prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for the period provided in Section 4.1(i) or until withdrawn at the request of participating holders of Common Stock; and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

          (b) Furnish to each Holder, (i) at least two business days prior to filing with the SEC, any registration statement covering shares of Registrable Stock, any amendment or supplement thereto, and any prospectus used in connection therewith, which documents will be subject to the reasonable review of such Holders and such underwriter, and, with respect to a registration statement prepared pursuant to Section 2.1, the Company shall not file any such documents with the SEC to which any such Holder shall reasonably object; and
(ii) a copy of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of shares of Registrable Stock;

          (c) Furnish to each Holder, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus and prospectus supplement) as such Holder may reasonably request in order to facilitate the sale of the shares of Registrable Stock;

          (d) After the filing of such registration statement, promptly notify each Holder of any stop order issued or enforcement action initiated or, to the knowledge of the Company, threatened to be issued by the SEC and promptly take all reasonable actions to prevent the entry of such stop order or to obtain its withdrawal if entered;

          (e) Use its commercially reasonable efforts to qualify such shares of Registrable Stock for offer and sale under the securities, "blue sky" or similar laws of such jurisdictions (including any foreign country or any political subdivision thereof in which shares of Common Stock are then listed) as any Holder shall reasonably request and use its commercially reasonable efforts to obtain all appropriate registrations, permits and consents required in connection therewith, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation or to file a general consent to service of process in any such jurisdiction;

          (f) Furnish to each managing underwriter, if any, an opinion of counsel for the Company addressed to each of them, dated as of the date of the closing of the offering of shares of Registrable Stock, and a "comfort" letter or letters signed by the Company's independent public accountants, each in reasonable and customary form and covering such matters of the type customarily covered by opinions or comfort letters delivered by such parties in underwritten public offerings, and use its commercially reasonable efforts to have such opinions and comfort letters addressed to and delivered to each Holder;

          (g) Furnish certificates (unlegended in the case of Registrable Stock) representing ownership of the shares of the Registrable Stock being sold in such denominations as shall be requested by a Holder or the managing underwriter, if any, provided such request is made at least two business days prior to the closing of the sale of such shares;

          (h) Promptly inform each Holder (i) in the case of any offering of shares of Registrable Stock in respect of which a registration statement is filed under the Securities Act, of the date on which such registration statement or any post-effective amendment thereto becomes effective and, if applicable, of the date of filing a Rule 430A prospectus (and, in the case of an offering abroad of shares of Registrable Stock, of the date when any required filing under the securities and other laws of such foreign jurisdictions shall have been made and when the offering may be commenced in accordance with such laws) and (ii) of any request by the SEC, any securities exchange, government agency, self-regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or preliminary prospectus or prospectus included therein or any offering memorandum or other offering document relating to such offering;

          (i) Subject to subparagraph (k) below, until the earlier of (i) such time as all of the shares of Registrable Stock being offered have been disposed of in accordance with the intended method of disposition by such Holder set forth in the registration statement or other offering document (and the expiration of any prospectus delivery requirements in connection therewith) or
(ii) the expiration of 120 days after such registration statement or other offering document becomes effective, keep effective and maintain any registration, qualification or approval obtained in connection with the offering of the shares of Registrable Stock, and amend or supplement the registration statement or prospectus or other offering document used in connection therewith to the extent necessary in order to comply with applicable securities laws;

          (j) Use its commercially reasonable efforts to have the shares of Registrable Stock listed on any domestic and foreign securities exchanges on which the Common Stock is then listed;

          (k) As promptly as practicable, notify each Holder at any time when a prospectus relating to the sale of the shares of Registrable Stock is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to each Holder, any such supplement or amendment; if the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 4.1(i) by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to each Holder such supplemented or amended prospectus;

          (l) Make available for inspection during the normal business hours of the Company by any Holder, any underwriter participating in such offering, and any attorney, accountant or other agent retained by any such Holder in connection with the sale of shares of Registrable Stock (collectively, the "Inspector"), all relevant financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration statement and make available for consultation and for analyst and other marketing calls such officers, accountants and employees in connection therewith as shall reasonably be requested by the Holders; provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and (ii) any records, information or documents shall be kept confidential by such Inspectors, unless (1) such records, information or documents are in the public domain or otherwise publicly available or (2) disclosure of such records, information or documents is required by a court or administrative order or by applicable law (including, the Securities Act);

          (m) Enter into and perform its obligations under usual and customary agreements (including an underwriting agreement in usual and customary form) and take such other actions as are reasonably required to expedite or facilitate the sale of the Registrable Stock.

          (n) Make "generally available to its security holders" (within the meaning of Rule 158 of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 45 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of the registration statement, which earnings statement shall cover said 12-month period;

          (o) If requested by the managing underwriter or underwriters or Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or any participating Holder, as the case may be, reasonably requests to be included therein, including, information with respect to the number of shares of Registrable Stock being sold by Holder to any underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the Registrable Stock to be sold in such offering, and promptly make all required filings of such prospectus by supplement or post-effective amendment;

          (p) As promptly as practicable after filing with the SEC of any document which is incorporated by reference in a prospectus contained in a registration statement, deliver a copy of such document to each Holder;

          (q) Not later than the effective date of the applicable registration statement (or if later, the earliest business day thereafter on which a CUSIP number is available), provide a CUSIP number for all Registrable Stock and provide the applicable transfer agent with printed certificates for the Registrable Stock which are in a form eligible for deposit with The Depository Trust Company (if such Registrable Stock is then eligible for such deposit);

          (r) Cooperate with each seller of Registrable Stock and each underwriter or agent, if any, participating in the disposition thereof and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers;

          (s) Provide and cause to be maintained a transfer agent and registrar for all Registrable Stock covered by such registration statement from and after a date not later than the effective date thereof; and

          (t) Take all other steps necessary to effect the registration of the Registrable Stock contemplated hereby.

     4.2 Covenant Of Holders.

     Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(k), the Holders will forthwith discontinue disposition of Registrable Stock pursuant to the registration statement covering such Registrable Stock until such Holders, receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(k), and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies, then in such Holder's possession of the most recent prospectus covering such Registrable Stock at the time of receipt of such notice.

                                   SECTION 5.
              RESTRICTIONS ON PUBLIC SALE BY THE COMPANY AND OTHERS

     The Company agrees

     that it will not effect any public sale or distribution of any Common Stock during the 90-day period commencing on the effective date of a registration statement filed pursuant to Section 2.1, except in connection with any merger, acquisition, exchange offer, or any other business combination, including any transaction within the scope of Rule 145 promulgated pursuant to the Securities Act, subscription offer, dividend reimbursement plan or stock option or other director or employee incentive or benefit plan.

                                   SECTION 6.
                                    EXPENSES

     All expenses incurred in connection with the registration of Registrable Stock, including, all filing fees, escrow fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of the Company's counsel in connection with blue sky qualifications of the Registrable Stock), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company and the reasonable fees and disbursements of a single counsel for selling Holders and the Company's independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance) directly attributable to the registration of securities, Securities Act liability insurance (if the Company elects to obtain such insurance), and the fees and expenses of any special experts or other persons retained by the Company will be borne by the Company. The Company shall have no obligation to pay and shall not pay any underwriting fees, discounts or commissions in connection with any Registrable Stock registered pursuant to this Agreement or any out-of-pocket expenses of the holders in connection therewith (except as expressly contemplated by the preceding sentence).

                                   SECTION 7.
                                 INDEMNIFICATION

     7.1  Indemnification By The Company.

     The Company agrees to indemnify and hold harmless each Holder, its officers, directors and agents, and will agree to indemnify and hold harmless any underwriter of Registrable Stock, and each person, if any, who controls any of the foregoing persons within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all Losses, claims, damages and liabilities (individually, a "Loss" collectively, "Losses") arising from or caused by (x) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Stock (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state in which shares of Registrable Stock are offered and relating to action or inaction required of the Company in connection with such offering; and will reimburse each such person for any legal or other out-of-pocket expenses reasonably incurred in connection with investigating, or defending against, any such Loss (or any proceeding in respect thereof), subject to the provisions of Section 7.3, except that the indemnification provided for in this Section 7.1 shall not apply to Losses that are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information furnished in writing to the Company by or on behalf of any Holder expressly for use therein. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such Loss arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) a Holder failed to send or deliver a copy of the prospectus included in the relevant registration statement at the time it became effective (the "Prospectus") with or prior to the delivery of written confirmation of the sale of Registrable Stock to the person asserting such Loss or who purchased such Registrable Stock which are the subject thereof if, in either case, such delivery is required by the Securities Act and (ii) the Prospectus would have corrected such untrue statement or omission or alleged untrue statement or alleged omission; and the Company shall not be liable in any such case to the extent that any such Loss arises out of, or is based upon, an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in any amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, a Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to and concurrently with the sale of Registrable

Stock if such delivery is required by the Securities Act. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of each Holder or any other person indemnified hereunder and shall survive the transfer of such securities by such Holder.

     7.2 Indemnification By Holders.

     Each Holder, severally but not jointly, agrees to indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity made pursuant to clause (x) of Section 7.1 above from the Company to such Holder, but only with reference to information furnished in writing by or on behalf of such Holder expressly for use in any registration statement or prospectus relating to shares of Registrable Stock, or any amendment or supplement thereto, or any preliminary prospectus.

     7.3 Conduct Of Indemnification Proceedings.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7.1 or 7.2, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing, provided that the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party of any liability it may have under this Agreement or otherwise except to the extent of any loss, arising from such omission. The Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention, (ii) the Indemnifying Party shall have failed to comply with its obligations under the preceding sentence or
(iii) the Indemnified Party shall have been advised by its counsel in writing that actual or potential differing interests exist between the Indemnifying Party and the Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not agree to any settlement as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be fully responsible, shall be applied to or against an Indemnified Party without the prior written consent of such Indemnified Party.

     7.4 Contribution.

     If the indemnification provided for in this Section 7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses, referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. No party shall be liable for contribution with respect to any action or claim settled without its written consent, which consent shall not be unreasonably withheld.

     Notwithstanding the provisions of this Section 7.4, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Stock of such Holder was offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay because of such untrue or alleged untrue statement or omission of alleged omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                   SECTION 8.
                                   TERMINATION

     This Agreement shall terminate with respect to any group of Holders that are Affiliates (or any Holder than has no Affiliates that are Holders) upon the first such instance as such Holders cease to collectively own at least 1% of the outstanding Common Stock. For this Section 8, a Holder shall be deemed to own any and all Common Stock owned by (i) such Holder and (ii) its Affiliates. Notwithstanding the foregoing, the Company's and Holders' rights, duties and obligations under Section 6 and Section 7 shall survive the termination of this Agreement.

                                   SECTION 9.
                              AVAILABLE INFORMATION

     The Company shall take such reasonable action and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144 and Rule 144A, or any successor provisions.

                                  SECTION 10.
                              ASSIGNMENT OF RIGHTS

     10.1  Assignment Of Rights.

     Subject to Section 10.2, the Registrable Stock and rights of any Holder under this Agreement with respect to any Registrable Stock owned by such Holder may be assigned to any affiliate of such Holder or to any person who acquires at least 1,250,000 shares (as adjusted for splits, etc.) of Registrable Stock from a Holder, except that any person who acquires such Registrable Stock (x) pursuant to a public offering registered under the Securities Act, or (y) pursuant to a transfer made in accordance with Rule 144 under the Securities Act (or any similar successor provision) may not assign rights hereunder with respect to such Registrable Stock. Any assignment of registration rights pursuant to this Section 10.1 shall be effective upon receipt by the Company of written notice from such assigning Holder (i) stating the name and address of any assignee, (ii) describing the manner in which the assignee acquired Registrable Stock from such Holder and (iii) identifying the Registrable Stock with respect to which the rights under this Agreement are being assigned.

     10.2  Scope of Assignment.

     The rights of an assignee under Section 10.1 shall be the same rights granted to the assigning Holder under this Agreement, except that in no event shall the Company's obligations hereunder be increased due to any such assignment. In connection with any such assignment, the term "Holder" as used herein shall, where appropriate to assign the rights and obligations of the assigning Holder hereunder to such assignee, be deemed to refer to the assignee. After any such assignment, the assigning Holder shall retain its rights under this Agreement with respect to all other Registrable Stock owned by such Holder.

                                   SECTION 11.
                                  MISCELLANEOUS

     11.1  Provision Of Information.

     Each Holder shall, and shall cause its officers, directors, employees and agents to complete and execute all such questionnaires as the Company shall reasonably request in connection with any registration pursuant to this Agreement.

     11.2  Injunctions.

     Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specified terms or were otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms of provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

     11.3  Severability.

     If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

     11.4  Further Assurances.

     Subject to the specific terms of this Agreement, each Holder and the Company shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

     11.5  Entire Agreement; Modification.

     This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersedes all agreements and understandings entered into prior to the execution hereof. This Agreement may be modified only by a written instrument duly executed by or on behalf of the Company and each Holder. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by or on behalf of the party who might assert such breach.

     11.6  Counterparts.

     For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto, but all such counterparts shall be deemed one and the same instrument.

     11.7  Notices.

     All notices, consents, requests, demands, and other communications hereunder shall be in writing and shall be given by hand or by mail (return receipt requested) or sent by overnight delivery service, cable, telegram, or facsimile transmission to the parties at the address specified beside each party's name on the signature pages hereto or at such other address as shall be specified by the parties by like notice.

     Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth business day after posting, in the case of notice so given by overnight delivery service, on the day after notice is deposited with such service, and in the case of notice so given by cable, telegram, facsimile transmission or, as the case may be, personal delivery, on the date of actual delivery.

     11.8  Governing Law.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE

WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES WHICH MIGHT REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     11.9   Successors And Assigns.

     This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the successors and permitted assigns of the parties hereto.

     11.10  Parties In Interest.

     Except as otherwise specifically provided herein, nothing in this Agreement expressed or implied is intended or shall be construed to confer any right or benefit upon any person, firm or corporation other than the Holders and the Company and their respective successors and permitted assigns.

     11.11  Other Registration Rights.

     The Company represents and warrants to the Holders that as of the date hereof, the Company has not entered into any agreement, written or oral, granting or otherwise affording to a third party registration rights with respect to any common stock held by such third party in the Company; provided that the Stockholders acknowledge the existence of the Registration Rights Agreement (the "3TEC Registration Rights Agreement"), dated as of August 27, 1999, as amended on October 19, 1999, by and among Middle Bay Oil Company, Inc. and the parties listed on Schedule 1 thereto. The Stockholders agree that they will not exercise any rights under the 3TEC Registration Rights Agreement without the consent of the Company and that they shall exercise their rights under such agreement as directed by the Company, including by voting in favor of terminating such agreement or amending such agreement such that it is no longer effective.

     11.12  Shares Subject To This Agreement; Effective Time.

     This Agreement shall be effective at the Effective Time and will be null and void and of no effect upon the termination of the Merger Agreement in accordance with its terms.

                Remainder of this page intentionally left blank.

     IN WITNESS WHEREOF, each Holder and the Company have caused this Registration Rights Agreement to be duly executed as of the date first above written.

                                       PLAINS EXPLORATION & PRODUCTION COMPANY

                                       By:     _________________________________
                                       Name:   James C. Flores
                                       Title:  Chief Executive Officer
                                       Address: 500 Dallas, Suite 700
                                       Houston, TX 77002


                                       ENCAP ENERGY CAPITAL FUND III, L.P.

                                       By:     ENCAP INVESTMENTS L.L.C.,
                                               General Partner

                                       By:______________________________________
                                       Name:____________________________________
                                       Title: Managing Director


                                       ENCAP ENERGY ACQUISITION III-B, INC.

                                       By:    __________________________________
                                       Name:  __________________________________
                                       Title: Vice President


                                       BOCP ENERGY PARTNERS, L.P.

                                       By:    ENCAP INVESTMENTS L.L.C.,
                                              Manager

                                       By:______________________________________
                                       Name:____________________________________
                                       Title: Managing Director

                                       ECIC CORPORATION

                                       By:    __________________________________
                                       Name:  __________________________________
                                       Title: Vice President


                                       ENCAP INVESTMENTS L.L.C.

                                       By:______________________________________
                                       Name: ___________________________________
                                       Title: Managing Director

                                       17